This Agreement is dated effective as of October 9, 2017
Between:
 Ioannis Doupis, an individual residing at 183, Karaoli Dimitriou st., Koridalos, 18122, Greece (the "Advisor")
And:
HCi Viocare, a Nevada corporation having a business office at Kintyre House, 209 Govan Road, Glasgow, Scotland, UK, G51 1 HJ (the "Company")
Whereas:
A. The Company has determined to establish a scientific advisory board and to appoint certain advisors who can contribute to the Company's overall business strategy and future direction.
B. The Advisor has certain business expertise and has agreed to provide advice and recommendations regarding the Company's overall business strategy and future direction.
Now therefore this Agreement witnesses that in consideration of the mutual covenants and agreements herein contained the parties hereto agree as follows:
Section 1. Interpretation
1.1 Where used herein the following terms shall have the meanings set out below:
(a) "Advisory Board" means the group of individuals appointed by the Company to act as advisors to the Board;
(b) "Advisory Services" means the advisory services to be provided by the Advisor to the Company as set out herein;
(c) "Board" means the board of directors of the Company;
(d) "Business Material" means any financial, market and technical information, methods and plans, trade secrets, know-how, technical expertise and other information relating to the Company's business and operations;
(e) "Term" has the meaning given to it in subsection 2.1.
1.2 Governing Law.
This Agreement shall be governed by and be construed in accordance with the laws of Nevada applicable therein.
1.3 Severability.
If any one or more of the provisions contained in this Agreement should be determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 2. Term
2.1 Term.
The term of this Agreement (the "Term") shall be from and including September 13, 2017, to and including September 13, 2018, unless this Agreement is earlier terminated in accordance with Section 5.
Section 3. Advisory Services
3.1 Advisory Services.
The Company hereby appoints and retains the Advisor, on a non-exclusive basis, during the Term to serve as a member of the Advisory Board at the position of Director of clinical matters and diabetes and provide the Advisory Services as requested by the Company from time to time, and the Advisor hereby accepts such appointment to the Advisory Council and agrees to provide diligently the Advisory Services. In providing the Advisory Services, the Advisor will have an advisory role only and report directly to and take direction from the Board. In no circumstances will the Advisor perform any functions of the Board. The Advisor, as a member of the Advisory Board, shall attend as may be required by the Board, such meetings of the Advisory Board, either telephonically or in person, and provide Advisory Services to the Board which shall include:
(a) making recommendations for both the short term and the long-term business strategies to be employed by Company;
(b) monitoring and assessing the market for the Company's business and to advise the Board with respect to such markets and to recommend an appropriate business strategy on an ongoing basis;
(c) commenting on proposed corporate decisions and identifying and evaluating alternative courses of action;
(d) critiquing the managements' and directors' actions and making suggestions to strengthen the management structures, processes and operations;
(e) providing an objective evaluation of the performance of the Company and its management in relation to competitors within the industry;
(f) identifying and evaluating external threats and opportunities to the Company;
(g) evaluating and making ongoing recommendations to the Board with respect to the required management personnel and job functions for the efficient operation of the Company's business;
(h) formulating and recommending to the Board appropriate operating policies and procedures and supervising the implementation of such policies and procedures for the ongoing conduct of the Company's business;
(i) discussing from time to time any matters pertaining to the Company's business; and
(j) providing such other advisory or consulting services as may be appropriate from time to time.

3.2 Board to Act Independently.
The Board shall diligently and responsibly receive all advice from the Advisor and the Advisory Board and exercise its own independent judgment before acting upon such advice.
3.3 Remuneration.
(a)  In consideration of the provision of the Advisory Services, the Company shall grant the Advisor 500,000 shares of the Company's Common Stock.
(b) The Company shall further pay to the Advisor any out of pocket expenses which shall be prior approved by the Company for the attendance at any meetings of the Advisory Board.
3.4 Other Contractual Agreements
The parties to this Agreement recognize that they may enter into other contractual agreements for services to be provided to the Company for which independent contracts shall be executed and that this Agreement relates solely to the appointment of the Advisor to the Advisory Board and the mandate of the Advisory Board as noted by the Company and the Board.
3.5 Disclosure of Advisor.  During the Term, the Advisor shall:
(a) disclose to the Company all of its interests in any transaction or agreement contemplated by the Company or any matter which may taint the Advisor's objectivity when performing its role as an Advisor hereunder;
(b) inform the Company of any business opportunities made available to the Advisor as a result of the Advisor's involvement with the Company or otherwise through the performance of the Advisory Services; and
(c) not serve as an advisor, or consent to an appointment as a member of the board of directors, of a company which competes, directly or indirectly, with the Company and is active in the field of Sensing technology & Blood flow monitor system/technologies.
Section 4. Confidential Information
4.1 Confidentiality Obligation.
The Advisor recognizes and agrees that any Business Material furnished or to be furnished to it by the Company is to be used only for the purpose of providing the Advisory Services hereunder and that such Business Material will be kept confidential by the Advisor provided, however, that any such Business Material may be disclosed:
(a) if specifically consented to in writing by the Company; or
(b) if required by applicable law or by an order of a court of competent jurisdiction.
4.2 Exceptions.
The provisions of Section 4.1 shall not apply to:

(a) information which becomes generally available to the public other than as a result of a disclosure by the Advisor;
(b) information which is generally known to knowledgeable business people involved in the business conducted by the Company other than as a result of a disclosure by the Advisor in violation of this part;
(c) information that was available to the Advisor on a non-confidential basis prior to its disclosure to the Advisor by the Company; or
(d) information that becomes available to the Advisor on a non-confidential basis from a person or entity other than the Company, unless such disclosure by that person is itself in breach of a confidentiality commitment made directly or indirectly to the Company;
and provided that nothing in this Agreement shall prevent the Advisor from using its expertise and knowledge in the conduct of other business for its own account or as a consultant to others.
5. Termination
5.1 Termination by the Company and the Advisor.
The Company or the Advisor may terminate this Agreement without cause at any time by giving 30 days written notice of termination of this Agreement to the other party. Any termination of this Agreement, either pursuant to this Section or otherwise, will not affect the obligations under Section 4, which will survive such termination. In the event that this Agreement is terminated by the Company, the Company shall pay the Advisor an amount equal to any expenses incurred by the Advisor up to the effective date of the termination to the extent such expenses have not previously been reimbursed. Upon payment of such amounts, the Advisor shall have no claim against the Company for damages or otherwise by reason of such termination. In the event of termination of this Agreement, the Advisor shall, prior to the effective date of the termination, deliver to the Company all books, records, or other information in its possession pertaining to the Company's business.
6. Indemnity and Limitation of Liability
6.1 Indemnification by the Company.
The Company shall indemnify and hold harmless the Advisor against any and all losses, damages, suits, judgments, costs and expenses arising under any such third party claim or action provided however, that the Advisor provides the Company with:
(a) written notice of such claim or action within 14 days of acquiring knowledge of the event;
(b) sole control and authority of the defense or settlement of such claim or action (provided that the Company shall not enter into any settlement which materially affects the Advisor's rights without the Advisor's prior written consent); and

(c) proper and full information and reasonable assistance to defend and/or settle any such claim or action.
6.2 No Liability for Acts of the Company.
The Advisor shall not be liable for any act of the Company or any of its directors, officers or employees.
6.3 Limitation of Liability.
Under no circumstances will either party be liable to the other party for indirect, incidental, consequential, special or exemplary or punitive damages (even if such party has been advised of the possibility of such damages), arising from any provision of this Agreement, such as, but not limited to, loss of revenue or anticipated profits or loss of business.
7. General Provisions
7.1 No Partnership or Agency.
The relationship between the Company and the Advisor is that of independent contractor and nothing herein contained shall be interpreted so as to create a partnership or agency relationship between the parties.
7.2 Assignment.
Neither party may assign any rights or delegate any obligations hereunder without the prior written consent of the other party.
As evidence of their agreement this Agreement has been executed by the parties hereto as of the date first above written.
HCi Viocare

/s/Sotirios Leontaritis
Sotirios Leontaritis
CEO

/s/Ioannis Doupis
Ioannis Doupis